UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2014, Trans World Entertainment Corporation (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Mark Higgins, the former Senior Vice President of Merchandising of the Company. As previously disclosed, Mr. Higgins’ separation with the Company was effective November 21, 2014.

Subject to his providing a general release of claims and complying with the terms and conditions of the Agreement, Mr. Higgins will be entitled to the separation payments and benefits under the Agreement. In particular, Mr. Higgins will be entitled to payment of $77,000 and continuation of his health and life insurance benefits for a period of four months following separation.

In order to receive the payments and benefits under the Agreement, in addition to his providing a release of claims, Mr. Higgins must comply with specified restrictions relating to confidentiality, noncompetition and nonsolicitation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2014	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/S/ John Anderson
Name: John Anderson
		Title:	Chief Financial Officer